EXHIBIT 10.3

                               SERVICES AGREEMENT


         This Services Agreement (this "Agreement") is dated February 17, 2003as amended as of August 1, 2003 and February 1, 2004 between David R. Allison ("Allison") and MagnaData, Inc. (the "Company").

         In consideration of the following mutual covenants, and intending to be legally bound, the parties agree as follows:

1.       Services.

         1.1 During this Agreement, Allison will provide the Company with executive and financial planning services. Allison will serve as Vice President and Director of the Company, if requested by the Company. This Agreement shall not cover any services for which a license is required, including selling securities or practicing law or accounting.

         1.2 Allison will be an independent contractor. Unless Allison is an officer of the Company, he shall have no right to commit the Company to any agreement.

2.       Fees.

         2.1 The Company will pay Allison $5,000.00 for each calendar month until a total of $20,000 is paid. Allison agrees that the $20,000 has been paid. If the Company raises at least $2,250,000 from sales of securities after February 1, 2004, the Company will again begin paying Allison $5,000.00 per month for each month remaining during the term of this Agreement commencing the month in which the total raised since February 1, 2004 is $2,250,000 or greater.

         2.2 The first payment is due when this Agreement is signed. Subsequent payments must be paid to and received by Allison on or before the 20th day of each calendar month to which it relates.

         2.3 The Company will reimburse Allison for direct out-of-pocket expenses including travel, long distance and cell phone charges, shipping, and third party printing and document production costs, subject to prior approval by the Company and reasonable evidence of the expenditures.

3.       Confidentiality.

         3.1 Allison will maintain the confidentiality of Confidential Information of the Company during the term of this Agreement and for a period of three (3) years thereafter. Allison may disclose Confidential Information if required by a court or governmental agency, but Allison will inform Company prior to disclosure.

         3.2 "Confidential Information" means information concerning the Company or its business that is (i) disclosed in a writing marked "confidential" or (ii) disclosed orally and identified as "confidential" in writing prior to or within two days following disclosure.

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Confidential  Information  does not include  information in our possession as of the date of this Agreement, (ii) received by us after the term of this Agreement, (iii) that is or becomes publicly available or generally known to persons in your industry without breach of our obligations under this section,
(iv) received from persons having no obligation of confidentiality to the Company, or (v) that we independently develop without reference to any Confidential Information.

4. Term. The term of this Agreement will begin on the date first set forth above and will continue until March 31, 2005 unless sooner terminated as provided herein. Either party may terminate this Agreement without cause upon 30 days prior written notice to the other.

5. Entire Agreement. This Agreement us concerning and supersedes all prior and contemporaneous agreements.

6. Amendments. This Agreement may not be amended, changed or modified except by a written instrument executed by or on behalf of both you and us.

7. Assignment. Neither party may assign this Agreement to any other party without our prior written consent, except the Company may assign this Agreement to any party that substantially all of the assets of the Company.

8. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of North Carolina.

9. Counterparts. This Agreement may be executed in any number of counterparts and all executed counterparts will constitute one agreement binding on all parties to this Agreement, notwithstanding that all parties have not signed the same counterpart.

     IN WITNESS WHEREOF, this Agreement is executed and effective as of the date first above noted.

DAVID R. ALLISON                                                       .



By: /S/  David R. Allison
        ------------------------
         David R. Allison
         Title:


MAGNADATA, INC



By: /S/ David R. Allison
       --------------------
        David R. Allison
        Title: Secretary